EXHIBIT A
                                                                       ---------

                      AMERICAN HOME MORTGAGE HOLDINGS, INC.
                               12 East 49th Street
                               New York, NY 10017


                               September 29, 1999



                          STOCK SUBSCRIPTION AGREEMENT
                          ----------------------------


            American Home Mortgage Holdings, Inc., a Delaware corporation (the "Company"), hereby accepts the offer from Michael Strauss, the sole shareholder of American Home Mortgage Corp., a New York corporation (the "Subsidiary"), exchanging 200 shares of the Subsidiary's common stock for 4,999,900 shares of the Company's common stock.



                                        Very truly yours,

                                        AMERICAN HOME MORTGAGE HOLDINGS, INC.


                                        By:    /S/ MICHAEL STRAUSS
                                            ---------------------------------
                                        Name:  Michael Strauss
                                        Title: Chief Executive Officer

     /S/ MICHAEL STRAUSS
-----------------------------
        Michael Strauss